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                           AMSOUTH BANCORPORATION
                            LIST OF SUBSIDIARIES

                                   EXHIBIT 21

  The following is a list of all subsidiaries of AmSouth and the jurisdiction in which each was organized. Each subsidiary does business under its own name.

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         NAME                                      JURISDICTION WHERE ORGANIZED
         ----                                      ----------------------------
     AmSouth Bank, National Association            United States of America

      AmSouth Mortgage Company, Inc.               Delaware

      Fifth Avenue Realty Company                  (unincorporated joint venture)

      AmSouth Leasing Corporation                  Alabama

      AmSouth Investment Services, Inc.            Alabama

      First Gulf Insurance Company, Inc.           Alabama

      National Properties and Mining Company,
       Inc.                                        Delaware

      AmSouth Realty, Inc.                         Delaware

     AmSouth of Louisiana, Inc.                    Louisiana

     Alabanc Properties, Inc.                      Delaware

     AmSouth Bank of Florida                       Florida

      First City Service Corporation               Florida

        Horseshoe Bend Land Company (Partnership)  Tennessee

      AmSouth Commercial Real Estate Corporation   Georgia

      RAI, Inc.                                    Florida

      Orange Bank Development Corporation          Florida

      MSF Marketing, Inc.                          Florida

      MSF Properties, Inc.                         Florida

     AmSouth Bank of Georgia                       Georgia

     AmSouth Bank of Tennessee                     Tennessee

      FMLS, Inc.                                   Tennessee

     AmSouth Bank of Walker County                 Alabama

     The Georgia State Bank of Rome                Georgia

     MSF Management Corp.                          Florida

     Trivest Enterprises, Inc.                     Florida
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